EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PU BLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this annual report Form 10-KSB under the caption “Experts”, the reference to our report date March 30, 2007, with respect to the consolidated financial statements of Z Trim Holdings, Inc. for the year December 31, 2007.

/s Spector & Wong, LLP

Pasadena, California
April 14, 2008